Exhibit 10.60

Grant No.

ENDO HEALTH SOLUTIONS INC.
2010 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Option Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Endo Health Solutions Inc., a Delaware corporation (the “Company”), and the optionee named below (the “Optionee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2010 Stock Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Optionee:

Social Security No.:

Address:

Shares Subject to Option:

Exercise Price Per Share:

Date of Grant:

Expiration Date:        The 7th anniversary of the Date of Grant

Vesting Dates:         25% of the Option Shares on first anniversary of Date of Grant
25% of the Option Shares on second anniversary of Date of Grant
25% of the Option Shares on third anniversary of Date of Grant
25% of the Option Shares on fourth anniversary of Date of Grant

Classification of Option
(Check one):            [ ]    Incentive Stock Option
[x]    Non-Qualified Stock Option

1.Number of Shares. The Company hereby grants to the Grantee an option (the “Option”) to purchase the total number of shares of Common Stock set forth above as Shares Subject to Option (the “Option Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Option Agreement and the Plan.

2.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and

Exhibit 10.60

conditions of the Plan. In the event of any conflict between the provisions of this Option Agreement and the provisions of the Plan, the provisions of the Plan shall govern, except as expressly provided by Paragraph 7 of this Option Agreement.

3.Option Term. The term of the Option and of this Option Agreement (the “Option Term”) shall commence on the Date of Grant set forth above and, unless previously terminated pursuant to Section 7 of the Plan or Paragraph 4 of this Option Agreement, shall terminate upon the Expiration Date set forth above. As of the Expiration Date, all rights of the Optionee hereunder shall terminate.

4.Termination of Employment. Upon termination of the Optionee’s employment, the Option shall be treated in accordance with Section 7 of the Plan;

5.Vesting. Except as provided in Section 7 of the Plan or Paragraph 4 above, the Option shall become exercisable with respect to the number of Option Shares specified on the Exercisability Dates set forth above. Once exercisable, the Option shall continue to be exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and of the Plan.

6.Change in Control. In the event of a Change in Control, the Option shall be treated in accordance with Section 8 of the Plan.

7.Change in Control Definition. Notwithstanding anything to the contrary in the Plan, for purposes of this Option Agreement, Change in Control means and shall be deemed to have occurred upon the first of the following events to occur:

(a)
Any “Person” (as defined below) is or becomes the “beneficial owner” (“Beneficial Owner”) within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliates” (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of Subparagraph (c) below; or

(b)
The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors

Exhibit 10.60

on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)
There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in (i) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (ii) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(d)
The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

For purposes hereof, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan

Exhibit 10.60

of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, no such Award shall become payable as a result of the occurrence of a Change in Control unless such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code.
8.Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.
9.Governing Law. This Option Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws,of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.
10.Binding on Successors. The terms of this Option Agreement shall be binding upon the Optionee and upon the Optionee's heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
11.No Assignment. Notwithstanding anything to the contrary in this Option Agreement, neither this Option Agreement nor any rights granted herein shall be assignable by the Optionee.
12.Necessary Acts. The Optionee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Option Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
13.Entire Option Agreement. This Option Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.
14.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Paragraph.
15.Counterparts. This Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Exhibit 10.60

16.Notices. All notices and other communications under this Option Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to Company:    Endo Health Solutions Inc.
1400 Atwater Drive
Malvern, PA 19355
Attention: Treasurer

If to the Optionee:    At the address noted above.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

17.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all the parties hereto.

18.Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement. The Optionee has read and understand the terms and provision thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Option Agreement.

Exhibit 10.60

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

ENDO HEALTH SOLUTIONS INC.
By

Name: David P. Holveck
Title: President & Chief Executive Officer

____________________________
Optionee